Exhibit 5.1

SIDLEY AUSTIN LLP 70 ST MARY AXE, LONDON, EC3A 8BE DX NUMBER 580 LONDON CITY +44 20 7360 3600 +44 20 7626 7937 FAX AMERICA • ASIA PACIFIC • EUROPE

Our Ref: JW 68198-10030

Mavenir plc

11th Floor

200 Aldersgate Street

London, EC1A 4HD

FAO: the Directors

26 October 2020

Dear Sirs,

Registration Statement (the “Registration Statement”) on Form S-1 in respect of Mavenir plc (the “Company”)

1.	INTRODUCTION

In our capacity as English law advisers to the Company, we have been asked to give an opinion on certain matters relating to the issue by the Company of the New Shares (as defined below).

We are giving this opinion in connection with the Registration Statement to be filed under the United States Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “SEC”).

The Registration Statement relates to the registration for the offering, sale and allotment and issue of a certain number (to be determined after the date of this letter) of Class A Ordinary Shares by the Company (the “New Shares”), as set forth in the Registration Statement.

We have been asked by the Company to give this opinion and have taken instructions in this regard solely from the Company.

Sidley Austin LLP is a limited liability partnership formed and registered under the laws of the State of Delaware. The offices listed above (other than London) are offices of associated Sidley Austin partnerships.

A list of names of partners in the partnership is available at 70 St Mary Axe, London EC3A 8BE.

Authorised and regulated by the Solicitors Regulation Authority under number 79075.

2.	SCOPE

This letter is limited to English law as applied by the English courts as at the date of this letter and shall be governed by and construed in accordance with English law. The courts of England shall have exclusive jurisdiction in respect of any dispute or matter arising out of or in connection with this letter.

We have made no investigation of and do not express or imply any opinion as to (i) the laws of any jurisdiction other than those of England, or as to the laws of the European Union (the “EU”) except to the extent that such laws affect the laws of England (or, in the case of taxation, the United Kingdom) or (ii) the application of English law or any other law by any courts or arbitration tribunals outside of England. In particular:

(a)

by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect;

(b)	to the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws;

(c)	we express no opinion as to whether the Registration Statement contains all the information required by applicable law and/or regulation; and

(d)

we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

References in this letter to any treaty, convention, law, regulation, directive or rule are to it or them as amended and in force at the date of this letter, including, in particular in relation to any European Union legislation, as implemented and amended in England and Wales by the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020, and any statutory instrument or other delegated legislation passed thereunder, in each case to the extent the same are in force at the date of this letter.

The opinion in this letter is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.

3.	DOCUMENTS

For the purpose of giving this opinion we have examined the following documents:

(a)	a certificate addressed to us from Chuck Gilbert, the secretary of the Company, dated 25 October 2020 and the documents annexed thereto (the “Certificate”), including:

(i)	a copy of the articles of association of the Company prior to the holding of the General Meeting (the “Articles”);

(ii)	a copy of the written resolutions of the Board of Directors of the Company (the “Board”) dated 19 October 2020 (the “First Board Resolutions”);

(iii)	a copy of the Company’s application (the “Application”) for a trading certificate under section 761 of the Companies Act 2006 (as amended, the “Act”);

(iv)

a copy of the written resolutions of the Board (the “Second Board Resolutions”) approving (amongst other things) (1) the convening of the General Meeting and (2) the appointment of a committee of the Board in relation to the offering, sale, allotment and issue of the Company’s shares as described in the Registration Statement (the “IPO Pricing Committee”);

(v)

a copy of the minutes of a general meeting of the Company held on 25 October 2020 (the “General Meeting”) at which resolutions were passed approving (1) the adoption of new articles of association, (2) the directors being authorised to allot shares the subject of the offering, sale, allotment and issue of the Company’s shares as described in the Registration Statement which authority will expire following such offering and disapplying statutory pre-emption rights in relation to any such allotment of equity securities and (3) the directors being authorised to allot shares in the Company with an aggregate nominal value up to $320,000 for a period of five years and the disapplying statutory pre-emption rights in connection with any such allotment of equity securities (the “General Meeting Resolutions”);

(vi)	a copy of the new articles of association of the Company adopted pursuant to the General Meeting Resolution referred to in paragraph 3(a)(v)(1) above (the “New Articles”);

(vii)

a copy of the expected form of resolutions of the IPO Pricing Committee (the “IPO Pricing Committee Resolutions”) approving the allotment and issue of ordinary shares in the capital of the Company, including the New Shares; and

(b)

the results of the search (carried out on our behalf) at 9:25 a.m. (London time) on 23 October 2020 of the public records of the Company on file and available for inspection by the public at the Companies Registry (the “Company Search”).

We have also run a search, through Company Registrations Online Limited, on our behalf, relating to entries on the Central Index of Winding Up and Administration Petitions in respect of the Company at 10:12 a.m. (London time) on 23 October 2020 (the “Winding Up Enquiry”).

Except as noted above, we have not made any other enquiries or searches concerning the Company or examined any other contracts or other documents entered into by or affecting the Company.

4.	ASSUMPTIONS

For the purpose of this opinion and in considering the documents listed in paragraph 3 above we have (with your consent and without any further enquiry) assumed:

(a)	the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b)	the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)	that any signatures and seals on the documents reviewed by us are genuine and were duly applied to the relevant documents;

(d)	that each of the statements contained in the Certificate is true and correct as at the date of this opinion;

(e)

the First Board Resolutions and the Second Board Resolutions were duly passed by all directors of the Company and the General Meeting Resolutions were duly passed by the sole member of the Company, in each case as at the date of such resolutions and in accordance with the Articles;

(f)	that, prior to the date(s) of any allotment and issue of New Shares:

(i)	pursuant to the Application, the registrar will issue a trading certificate pursuant to section 761 of the Act;

(ii)

the IPO Pricing Committee Resolutions will be passed either by a majority of the members of the IPO Pricing Committee as at the date of such resolutions who are present at a duly convened and quorate meeting of the IPO Pricing Committee or in writing by a majority of the members of the IPO Pricing Committee as at the date of such resolutions, appointed in accordance with the Articles and acting in accordance with the Articles or the New Articles (as applicable); and

(iii)

none of the First Board Resolutions, the Second Board Resolutions, the General Meeting Resolutions or, after being passed as referred to above, the IPO Pricing Committee Resolutions will be revoked or varied;

(g)

the truth, accuracy and completeness at all relevant times of each statement contained in the First Board Resolutions, the Second Board Resolutions, the General Meeting Resolutions and, when passed as referred to above, the IPO Pricing Committee Resolutions;

(h)

the lack of bad faith and absence of fraud, coercion, duress or undue influence on the part of any party to the documents referred to in paragraph 3 of this letter or their respective directors, employees, agents and (with the exception of Sidley Austin LLP) advisers;

(i)

that any allotment and issue of New Shares will be duly made in accordance with the New Articles, the Act and in accordance with, and within any limitations imposed in, any subsequent resolution of the Board (or any committee thereof);

(j)	that, as at the date(s) of any allotment and issue of New Shares, the authority (granted in the General Meeting Resolutions) to:

(i)	allot shares in the Company, in accordance with section 551 of the Act; and

(ii)	disapply section 561 of the Act for the purpose of certain of such allotments,

will, in each case, remain in full force and effect and unutilised to the extent necessary to permit any allotment and issue of New Shares free from pre-emption;

(k)

that the delegation of certain of its powers to the IPO Pricing Committee in relation to the allotment and issue of the New Shares pursuant to the Second Board Resolutions and any other delegation by the Board of such powers which it may approve after the date of this letter will in each case not be revoked or varied prior to the date(s) of any allotment and issue of New Shares;

(l)	that:

(i)	the directors of the Company, in authorising:

(A)	the allotment and issue of the New Shares; or

(B)

the delegation of any power to any person in relation to the allotment and issue of the New Shares (including the delegation of certain of its powers to the IPO Pricing Committee pursuant to the Second Board Resolutions); and

(ii)	any such person to whom such power has been delegated,

in each case have exercised or will exercise, in relation to the allotment and issue of the New Shares their powers in accordance with their duties under all applicable laws, including the Act and the New Articles;

(m)	that the consideration for the allotment and issue of the New Shares will be in cash and will not be less than the nominal value of the New Shares;

(n)	that, on allotment and issue, the New Shares are fully paid up to the aggregate total of their nominal value and any premium thereon in cash in accordance with the Act;

(o)	that:

(i)

where New Shares are deposited with the Depositary Trust Company (“DTC”), the name of the nominee of DTC, Cede & Co. (“Cede”), (and not the allottee) the number of New Shares allotted to such allottee will be duly entered into the register of members of the Company in the name of Cede (and not the allottee) and the allottee will be credited by DTC with book entry interests in respect of the New Shares to which the allottee is entitled; or

(ii)

where the New Shares are not deposited with DTC, the relevant allottee and the number of New Shares allotted to such allottee will be duly entered into the register of members of the Company in the name of the allottee;

(p)	that the New Articles will not be amended at any time, or in any manner, which is relevant for the purposes of this opinion;

(q)

that all of the requisite steps (including those identified and assumed above and as otherwise required) in connection with the allotment and issue of the New Shares occurs (and occurs in the right order);

(r)	the information disclosed by the Company Search and the Winding Up Enquiry was accurate as at the date of those searches and has not since then been altered;

(s)

the Company Search did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of the relevant Company Search, and the Winding Up Enquiry did not fail to elicit any material information; and

(t)	that, as of the date of this opinion and at the time of any allotment and issue of New Shares:

(i)

no passing of any winding-up resolution, making of any winding up order, presentation of any winding up petition, making of any administration application or administration order, appointment of an administrator, service of any notice of intention to appoint an administrator, appointment of a liquidator or provisional liquidator, appointment of a receiver, manager or administrative receiver, approval of any voluntary arrangement, obtaining of any moratorium, making of any recognition order under the Cross-Border Insolvency Regulations 2006 (S.I. 2006/1030), as in force on the date of this letter, anything analogous to any of the foregoing under any foreign law or the commencement of any foreign insolvency proceedings has occurred in relation to the Company (in which regard, we would ask you to note the results of the Winding Up Enquiry and the Company Search);

(ii)

the Company is not unable to pay its debts within the meaning of Section 123 or 222-224 of the Insolvency Act 1986, as amended and in force on the date of this letter, nor is it bankrupt or insolvent under the laws of any relevant foreign jurisdiction; and

(iii)

the Company will not become unable to pay its debts within the meaning of Section 123 or 222-224 of the Insolvency Act 1986, as amended and in force on the date of this letter, as a result of the issue of the New Shares, or become bankrupt or insolvent under the laws of any relevant foreign jurisdiction as a consequence of the same.

5.	OPINION

Based upon and subject to the assumptions and qualifications set out in this opinion, and having regard to such legal considerations as we have deemed relevant, we are of the opinion that, when the New Shares are allotted and issued in conformity with the New Articles, and so as not to violate any applicable law, and upon full payment of the agreed upon cash consideration for the New Shares to be offered and sold by the Company as contemplated by the Registration Statement and the receipt of such consideration by the Company, such New Shares will be validly issued, fully paid-up and non-assessable.

The term “non-assessable” has no recognised meaning in English law but, for the purposes of this opinion, the term means that, under the Act, the New Articles and any resolution passed under the Articles approving the issue of New Shares, no holder of any such New Share is liable, solely because of such holder’s status as a holder of such New Share, to pay any additional amounts to the Company or its creditors.

This opinion is delivered to the Company only, although we authorize a copy of this letter to be filed with the SEC in connection with the Registration Statement on the basis that there is no reliance on this opinion other than by the Company.

6.	QUALIFICATIONS

Our opinion is subject to the qualifications set out below:

(a)

the authority to allot shares and the power to disapply pre-emption rights in respect of certain allotments pursuant to such authority, as contained in the General Meeting Resolutions, expires on the expiry of the option to acquire additional New Shares granted to the underwriters in connection with the offering described in the Registration Statement. This opinion is limited to allotments of New Shares validly effected before such expiry;

(b)

although there is considerable overlap between the types of English insolvency processes capable of being disclosed by the Company Search and the Winding Up Enquiry, there are differences and some are not capable of being disclosed by either type of search: for example, a notice of intention to appoint an administrator served by the holder of a qualifying floating charge. Moreover, neither type of search is capable of disclosing the commencement of foreign insolvency proceedings; and

(c)

the searches are not conclusive for a number of reasons, including: (i) as regards the Winding Up Enquiry, the register at the Central Registry may not be updated immediately, on a timely basis or at all to reflect filings; (ii) the Winding Up Enquiry may not reveal winding up or administration proceedings commenced in a County Court or District Registry; and (iii) as regards the Company Search, information required to be filed with the Registrar of Companies is not in all cases required to be filed immediately, once filed the information may not be made publicly available immediately and may not be filed on a timely basis or at all. We have not made enquiries of any County Court or District Registry.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company and to the use of this firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Yours faithfully,

/s/ Sidley Austin LLP